Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Helios & Matheson North America Inc. for the year ended December 31, 2007, I, Shmuel BenTov, the principal executive officer of Helios & Matheson North America Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Helios & Matheson North America Inc., on a consolidated basis.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K.

Date: March 25, 2008	/s/ Shmuel BenTov
	Name:	Shmuel BenTov
	Title:	Chairman, Chief Executive Officer and President (Principal Executive Officer)

A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.